SHELTER SERVICES AGREEMENT

THIS SHELTER SERVICES AGREEMENT (THE AGREEMENT ) IS ENTERED INTO BY AND AMONG ETM. A CORPORATION ORGANIZED UNDER THE LAWS OF THE Mexico, REPRESENTED By Mr. Manfred Boguslawski, PRESIDENT, HEREINAFTER REFERRED TO AS ETM, NORTHPORT INDUSTRIES, INC., A CORPORATION ORGANIZED UNDER THE LAWS OF NEVADA, UNITED STATES OF AMERICA, WITH OFFICES AT SPUR 239 AND ALDERETE ROAD, DEL RIO, TEXAS, 78840, UNITED STATES OF AMERICA, REPRESENTED BY MR. ROBERT MICHELINI, ITS PRESIDENT, HEREINAFTER REFERRED TO AS NORTHPORT, AND NORTHPORT DE MEXICO, S.A. DE C.V., A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF MEXICO, WITH OFFICES AT ALLENDA, COAHUILA, MEXICO, REPRESENTED BY MR. ROBERT MICHELINI HEREINAFTER JOINTLY REFERRED TO AS NORTHPORT, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.

RECITALS

WHEREAS, ETM designs, manufactures and sells, among other things, automotive rubber and plastic parts are hereinafter referred to as the Finished Products;

WHEREAS, NORTHPORT warrants that it posses, and will at all times during the term of this Agreement possess, the expertise, along with all necessary elements and facilities to provide the shelter services to ETM in Acuna, Coahuila, Mexico, as set out in this Agreement; and

WHEREAS, ETM and NORTHPORT wish to enter into a relationship whereby ETM will furnish NORTHPORT with raw materials, equipment, machinery, tools, spare parts and components (the Goods ) to manufacture and assemble the Finished Products in Mexico and ship them to Volkswagen in Mexico.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ETM and NORTHPORT agree as follows:

CLAUSES

1.   SHIPMENT OF GOODS.

     ETM shall, at its sole cost, ship to NORTHPORT, at the designated location in Del Rio, Texas, United States of America, or Acuna Mexico, the Goods necessary for the manufacture and assembly of the Finished Products in Acuna, Coahuila, Mexico. Each shipment shall be accompanied with the documents which NORTHPORT shall reasonably request in writing from ETM, to enable NORTHPORT to carry out the exportation of the Goods from the United States of America and the importation of the Goods in-bond from the United States of America into Mexico (the Documents ). Prior to the date hereof, NORTHPORT has delivered to ETM the form of each of the Documents required to be delivered by ETM pursuant to this
     Article 1. Immediately upon receipt of the Goods, NORTHPORT will inspect such to verify that the Goods received are not damaged and that such match the Goods listed in the Documents. If the Goods are damaged or do not match the Goods listed in the Documents, NORTHPORT will immediately notify ETM in writing of the damage or discrepancy. Upon ETM confirming to its satisfaction that the Goods are damaged or do not match the Goods listed in the Documents, ETM must either replace the damaged, non-conforming or missing Goods or instruct NORTHPORT, in
     writing, only to accept the undamaged, conforming Goods received.   ETM
     must replace the Documents so that such correspond to the Goods accepted. ETM will be solely responsible for retrieving the damaged or non-conforming Goods, and NORTHPORT will supply all assistance reasonably requested by ETM in connection with such retrieval.
     NORTHPORT will immediately issue a receipt for the Goods it accepts and deliver such receipt to ETM. NORTHPORT shall provide qualified inspectors to inspect the Goods, which inspectors will use their best efforts to inspect the Goods, and NORTHPORT will only be responsible for noting any damage, which a proper inspection would reveal. The risk of loss for the Goods and Finished Products will be governed by Article 20 below.

2.   IMPORTATION OF GOODS

     NORTHPORT hereby covenants and agrees to carry out, from Del Rio, Texas, United States of America, all steps which may be necessary or convenient to import the Goods into Mexico, including but not limited to, obtaining the corresponding permits, completing required paperwork and handling transportation to NORTHPORT s shelter facility at Acuna, Coahuila, Mexico.

3.   REIMBURSEMENT OF IMPORTATION EXPENSE

     All reasonable and necessary expenses and fees related to the importation of Goods into Mexico, including reasonable and necessary transportation costs, shall be reimbursed by ETM to NORTHPORT, within ten (10) calendar days following ETM. s receipt of written notice of such, accompanied by detailed itemized receipts meeting all legal requirements.

4.   PREMISES

     As an integral part of the shelter services provided by NORTHPORT to ETM,. NORTHPORT shall furnish Five Thousand square feet (5,000sq. ft.) of fully constructed industrial space, ready to accept all Goods and to commence the manufacture and assembly of the Finished Products, located at Gecamex, S.A. de C.V., Acuna, Coahuila, Mexico, and as set out in red
     on the plan attached hereto as Exhibit  A.  acceptable to   ETM
(the
      Premises ) to accommodate ETM s Goods and the Finished Products and to be used to carry out the shelter services. The Premises shall be used by NORTHPORT and/or SUBSIDIARY to perform the services contemplated by the Article 6 hereof, throughout the term of this Agreement and the performance of such services shall not be relocated to another facility, unless ETM agrees to such move in writing. Throughout the term of this Agreement and any renewals thereof, neither NORTHPORT nor SUBSIDIARY shall (i) permit any activity to be performed on the Premises which would violate any applicable law, rule or regulation, or (ii) participate with, provide service to or otherwise assist any person or entity in the design, production or sale of any product or service at the Premises which directly or indirectly competes with ETM or any Finished Product. At all times during the term of this Agreement and any renewals thereof, NORTHPORT shall have (ii) a beneficial ownership interest in or (iii) a legally binding and enforceable lease agreement for the Premises, which shall permit the manufacture and assembly of the Finished Products. NORTHPORT s failure to comply with the terms of the lease agreement, if applicable, covering the Premises, shall be a material breach of this Agreement, if such results in an adverse effect on the shelter services to be provided to ETM hereunder, which adverse effect includes, without limitation, an unreasonable delay or interference in the manufacture and assembly of the Finished Products. NORTHPORT will furnish ETM a true and complete copy of such lease agreement promptly following execution of this Agreement.

     NORTHPORT shall be solely responsible for repairs, maintenance and replacements to the Premises and the payment of taxes and all other costs related to the Premises.

5.   SHELTER SERVICES.

     The essential purpose of this Agreement is NORTHPORT s rendering of shelter services at the Premises to ETM. Such shelter services shall include, but not be limited to, the following:

     (A) the manufacturing and assembly of the Finished Products, subject to the inspection and approval of ETM, in accordance with ETM s written technical specifications and guidelines;

     (B) the furnishing of the Premises upon the terms set out in Article 4 and if applicable, Article 5;

     (C) providing the necessary labor, administrative control and technical supervision;

     (D) the importation of the Goods from an agreed location in Del Rio, Texas, United States of America to the Premises in Mexico and the exportation of the Finished Products to an agreed location in Del Rio, Texas, United States of America.

     (E) the administrative, legal, accounting, customs and other support required for the rendering of the shelter services.

     Such shelter services shall be provided at no additional cost to ETM through NORTHPORT s own personnel and technical expertise and, therefore, NORTHPORT shall not be able, in the performance of its manufacture and assembly obligations hereunder, to use the services of any unrelated subcontractor or any other entity without the prior written authorization of ETM.

6.   REPRESENTATIONS AND WARRANTIES.

     NORTHPORT and SUBSIDIARY, on the one hand, and ETM on the other hand, irrevocably and unconditionally represent and warrant to each other as follows:

     A. Each of NORTHPORT and SUBSIDIARY has all requisite corporate power and authority to enter into this Agreement and to perform its obligations described herein. This Agreement and the attachments hereto, and each of the agreements described herein, when executed and delivered will constitute the valid, binding and enforceable obligations of each of NORTHPORT and SUBSIDIARY and their execution and delivery by each of NORTHPORT and SUBSIDIARY and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of each of NORTHPORT and SUBSIDIARY.

     B. ETM has all requisite corporate power and authority to enter into this Agreement and to perform its obligations described herein. This Agreement and the attachments hereto, and each of the agreements described herein, when executed and delivered will constitute the valid, binding and enforceable obligations of ETM and their execution and delivery by ETM and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of ETM.

     C. The execution and delivery of this Agreement and the transactions contemplated hereunder are not a violation or breach of, do not conflict with, or constitute a default under any note, debt instrument, security agreement, mortgage, lease or any other contract or agreement to which either NORTHPORT or SUBSIDIARY is a party and will not require any authorization, consent, approval, exemption or other action by or notice to any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign, or other.

     D. The execution and delivery of this Agreement and the transactions contemplated hereunder are not a violation or breach of, do not conflict with, or constitute a default under any note, debt instrument, security agreement, mortgage, lease or any other contract or agreement to which ETM is a party and will not require any authorization, consent, approval, exemption or other action by or notice to any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign, or other.

     E. There is no litigation, suit, proceeding, claim, charge, grievance or investigation pending or, to the best of knowledge of NORTHPORT or SUBSIDIARY, threatened against NORTHPORT or SUBSIDIARY involving the property or conduct of NORTHPORT or SUBSIDIARY s business before any court, governmental agency or other tribunal, nor is there, to the best of NORTHPORT s or SUBSIDIARY s knowledge, any basis or ground for any such litigation, suit, proceeding, action, claim, charge, grievance or investigation. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting the conduct of NORTHPORT s or SUBSIDIARY s business.

     F. There is no litigation, suit, proceeding, claim, charge, grievance or investigation pending or, to the best of ETM s knowledge, threatened against ETM involving the property or conduct of ETM s business before any court, governmental agency or other tribunal, nor is there, to the best of ETM s knowledge, any basis or ground for any such litigation, suit, proceeding, action, claim, charge, grievance or investigation which, in each case, could have a material adverse effect on ETM s ability to perform its obligations under this Agreement and the documents and instruments contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting the conduct of ETM s business.

     G.   NORTHPORT has no knowledge or information, of:

          1)   the presence on or under the Premises of any Hazardous
          Substance;

          2) any spills, releases, discharges, treatment, storage or disposal of Hazardous Substances or other substances for which a discharge permit is required that have occurred or are presently occurring on, onto or under the Premises or any properties adjacent thereto;

          3) any spills, release, discharges or disposal of Hazardous Substances or other substances for which a discharge permit is required that have occurred or are presently occurring off the Premises as the result of any construction, operation or use of, or improvement to or conditions on or under the Premises; or

          4) the presence of polychlorinated biphenyls ( PCB s) on or under the Premises.

     H. NORTHPORT and SUBSIDIARY represent and warrant that the Premises are not subject to any Mexican federal, state or local environmental lien, proceeding, claim, liability or action for the cleanup, removal, or remediation of Hazardous Substances from the Premises and NORTHPORT has not received any statements warning of any such action.

     I. Neither NORTHPORT nor SUBSIDIARY has knowledge or information of any asbestos or underground tanks on the Premises.

     J. In connection with any construction on or operation, condition or use of the Premises, or any improvements thereon or thereunder, NORTHPORT and SUBSIDIARY represent that as of the date of this Agreement, neither NORTHPORT nor SUBSIDIARY has knowledge or information of any failure to comply with any Mexican federal, state or local environmental laws, ordinances, regulations or administrative or judicial orders relating to the use, generation, recycling, reuse, sale, handling, transport, treatment, storage or disposal of any Hazardous Substance.

     K. The term Hazardous Substances as used herein shall mean any and all substances, wastes and materials which are classified or defined as hazardous materials, wastes or substances under any applicable Mexican federal, state or local laws, ordinances, rules, regulations and norms.

     L. ETM has and will continue to provide NORTHPORT, throughout the term of this Agreement and extensions thereof, the necessary information and documentation with respect to the Goods and chemicals furnished to NORTHPORT by ETM to be used in the manufacture and assembly of the Finished Products on the Premises, so that NORTHPORT may ensure compliance with all Mexican environmental laws, regulations and norms.

     M. As of the date hereof, NORTHPORT, SUBSIDIARY and the Premises, have all the registrations, permits, authorizations and licenses necessary to carry out the activities and provide the shelter services hereunder, in accordance with all applicable legal provisions in force.

     N. NORTHPORT and SUBSIDIARY s statements and warranties contained in this Agreement, as well as in all its exhibits, certificates or other written statements made hereunder or in connection with the transaction and operation herein contemplated, are exact, correct and complete, and none of such statements and warranties, considered individually or as a whole, constitute false or misleading statements or warranties.

7.   INVENTORY AND RECORDS ON GOODS.

     NORTHPORT, at its expense, agrees to manage and maintain proper inventory and records on all the Goods and Finished Products, so as to ensure compliance at all times with all necessary Mexican and United States laws and regulations. At ETM s written request, NORTHPORT shall immediately provide detailed, accurate and updated listings covering the Goods and Finished Products. ETM shall at any and all times have the right to attend at the Premises and to physically inspect the Goods and Finished Products. This service does not include complete physical inventories which shall be at ETM s expense.

8.   COMPLIANCE WITH THE LAW.

     At all times during the term of the Agreement (including the initial term and extensions thereof), NORTHPORT, SUBSIDIARY and the Premises shall be in compliance with and shall, to the extent it is within its control, use its best efforts to ensure that ETM is fully informed and in compliance with all United States, and Mexican laws or regulations which directly or indirectly affect performance of the obligations of NORTHPORT, SUBSIDIARY or ETM under this Agreement, whether such be of international, federal, state, county or municipal origin. Such laws and regulations shall include, but not be limited to, the following:

     A.   Customs laws and regulations;

     B.   Transportation laws and regulations;

     C.   Tax laws and regulations;

     D.   Environmental standards, laws and regulations;

     E.   Labor laws and regulations;

     F.   Zoning laws and regulations;

     G.   Corporate laws and regulations; and

     H.   Sanitation and hygiene laws and regulations.

     I.   Currency exchange laws and regulations.

     Failure by NORTHPORT or SUBSIDIARY to comply with any laws or regulations shall be a material breach of this Agreement. ETM, following ten (10) calendar days written notice to NORTHPORT is entitled to receive and shall be provided with copies of permits, certificates and other documents evidencing NORTHPORT s compliance with laws and regulations. ETM shall be responsible for compliance with its obligations under the laws and regulations of the United States.

9.   PERSONNEL SUPPLIES BY NORTHPORT.

     NORTHPORT hereby agrees to provide all the qualified personnel which may be necessary for the manufacture and assembly of the Finished Products at the Premises, including, without limitation, the personnel listed in Exhibit B attached hereto and made a part hereof for all purposes.

     NORTHPORT agrees that ETM following thirty (30) days written notice, may, at ETM option reduce its direct labor work force by up to five percent (5%) per month for up to four (4) consecutive months. ETM agrees to give NORTHPORT thirty (30) days written notice for each reduction. NORTHPORT reserves the right to reduce the amount of indirect labor dedicated to ETM by a corresponding percentage. NORTHPORT agrees to be responsible for all costs associated with the work force reductions contemplated in this paragraph.

     Any additional personnel required by ETM will be supplied by NORTHPORT following ETM s written request for, and approval of, such. The cost of said additional personnel will be reimbursed by ETM to NORTHPORT in accordance with the terms of this Agreement.

10.  PERSONNEL SUPPLIED BY ETM.

     ETM hereby agrees to supply NORTHPORT with the technical support personnel which NORTHPORT and ETM agree are necessary or convenient to train Mexican personnel supplied by NORTHPORT, to supervise the installation of the equipment supplied by ETM, to begin operations and to thereafter at ETM s sole discretion monitor from time to time all ongoing operations. ETM shall be solely responsible for all salaries, expenses, taxes and other costs related to ETM s personnel. ETM shall indemnify, defend and hold NORTHPORT harmless against any claims or liabilities arising from ETM s personnel, including but not limited to substitute employer or Mexican tax claims. ETM shall be solely responsible for paying for all government fees payable to secure the immigration papers required for ETM s personnel, as well as all professional costs and expenses related thereto.

11.  COMPENSATION OF EMPLOYEES.

     The parties agree that ETM shall be solely responsible for the compensation of the employees it provides, in accordance with Article 10 above. As to the personnel mentioned in Article 9 above and upon establishment to ETM s satisfaction of the classes, numbers, classifications and qualifications of wage and salary employees, NORTHPORT shall be solely responsible for employee relations, including the hiring and firing of such, provided however, that ETM shall have the right to veto the proposed employment of any applicant and to require the termination of any employee who has been allocated to ETM s operations. Except for the reductions in force contemplated by the second Paragraph of Article 10, which reductions shall not obligate ETM to reimburse NORTHPORT or SUBSIDIARY for any applicable labor severance payments, in the event ETM requires the termination of an employee for any reasons other than for cause, as defined under Mexican Federal Labor Law, ETM shall pay or reimburse NORTHPORT for any severance labor termination payment for such employee, but only to the extent that such payment relates to such employee s employment by NORTHPORT on behalf of ETM. In the event ETM requires the termination of an employee for cause, as defined by Mexican Federal Labor Law, and such termination results in NORTHPORT having to pay severance or other related termination payments, by reason of a settlement, Court Order or otherwise, then ETM and NORTHPORT agree to equally share such severance and other related termination payments. NORTHPORT shall be solely responsible for paying any severance labor termination payments or portions thereof required to be paid for any reason arising out of any employee s tenure prior to being assigned to ETM s operation or after such employees assignment to ETM s operation has been terminated (hereinafter excluded tenure ). Accordingly, the parties agree that ETM s liability to pay or reimburse NORTHPORT for any severance labor termination payments with respect to an employee with an excluded tenure that affects the amount of severance labor termination payment shall be limited to an amount equal to a fraction of the total payment determined as follows: The numerator of the fraction shall be the total number of days worked by the employee while assigned solely to ETM s operations and the denominator shall be the total number of days worked by the employee applicable in the calculation of the labor termination severance payment. NORTHPORT shall make reasonable efforts to minimize any severance labor termination payments required by Mexican law or collective or individual labor contracts. NORTHPORT shall be solely responsible for obtaining, supervising and administrating the personnel referred to in Article 9 and paying the employees allocated to ETM s operations any and all wages, salaries, overtime, benefits in cash or in kind, as well as all other payments required by Mexican, federal, state and municipal laws and regulations. Without limiting the foregoing, all personnel mentioned in Article 9 shall be employees of NORTHPORT and not ETM s provided, however that NORTHPORT shall not remove key personnel without consulting with ETM prior to such removal.

12.  PAYROLL, SOCIAL SECURITY AND TAXES.

     To the extent it is required by law, ETM agrees to prepare and file, for its non-Mexican personnel only, all required Mexican payroll taxes, including but not limited to income tax, social security, retirement fund (SAR), and NATIONAL WORKERS HOUSING FUND (INFONAVIT) fees, as well as any other applicable taxes or fees required under Mexican laws and regulations. At ETM s request, NORTHPORT agrees to provide all necessary information and assistance in preparing and filing the above-referenced payroll taxes, provided ETM agrees to reimburse NORTHPORT for any reasonable costs or expenses related to providing such information and assistance.

13.  WORKING PERMITS.

     ETM agrees to pay for, at its expense, all necessary working permits for its designated foreign personnel who will render technical or other services at the Premises. At ETM' request, NORTHPORT will provide assistance with respect to all Mexican immigration matters and with respect to obtaining all necessary working permits for ETM s designated foreign personnel who will render technical or other services at the Premises. All reasonable costs and expenses incurred by NORTHPORT in providing the assistance will be reimbursed to NORTHPORT by ETM within ten (10) calendar days following written notice of such, accompanied by detailed itemized receipts meeting all legal requirements.

14.  EMPLOYER-EMPLOYEE RELATIONSHIP.

     NORTHPORT shall immediately notify ETM of any disputes between NORTHPORT and its workers and/or the Mexican taxing authorities, if such disputes or disagreements may result in having ETM s Goods or Finished Products being subjected to seizure or liens, mortgages, attachments or encumbrances of any nature or which may in any way delay or interfere with the manufacture and assembly of the Finished Products.

     NORTHPORT s responsibilities for labor claims or lawsuits include, without limitation, fulfilling any obligation derived from the Federal Labor Law, Social Security Law, INFONAVIT Law, Income Tax Law, State and Federal Payroll Tax Laws, Sanitation Laws, Environmental Laws, as well as any other pertinent laws or regulations in force in Mexico from time to time.

     NORTHPORT s obligations under these provisions shall extend to the personnel provided by NORTHPORT pursuant to Article 9 and to any subcontractor hired by NORTHPORT with ETM s written permission to perform any work contemplated herein which shall remain in force and survive the termination of this agreement.

     NORTHPORT recognizes, acknowledges and confirms that there shall be no labor relationship between ETM and NORTHPORT s personnel who directly or indirectly are involved in the shelter services performed by NORTHPORT under this Agreement and, therefore, NORTHPORT shall indemnify and hold ETM harmless from any and all costs, expenses, claims or liabilities whatsoever including, without limitation, lawsuits brought against ETM, including substitute employer claims or lawsuits by NORTHPORT s personnel or by any governmental or other entity.

15.  COMPENSATION.

     In consideration for the services rendered pursuant to the terms of this Agreement, ETM agrees to pay NORTHPORT a service fee. The service fee shall be based on an hourly wage formula which takes into account (I) the total number of full-time employees (One (1) full-time employee shall mean a person employed for forty five (45) hours per week, who is required to work forty two and one half (42.5) hours per week, eight and one half (8.5) hours, five (5) days a week, Monday through Friday) and
     (ii) the number of square feet at the premises allocated to ETM s operations, as further described and in the manner set forth in Exhibit
      C, attached hereto and incorporated herein for all purposes. Any overtime, holiday work or shifts, other than the normal shift required in writing by ETM, shall also be paid by ETM at one and three quarters (1.75) times the hourly rate.

     In the event that, for any reason whatsoever ETM fails to provide the Goods necessary to assemble and manufacture the Finished Products, ETM shall be required to continue paying the down time fee described below, even if workers are unable to assemble and manufacture Finished Products because of the lack of such Goods. The down time fee shall be based considering eighty percent (80%) of an hourly wage formula which takes into account (i) the total number of full-time employees employed at the time of the work stoppage (One (1) full-time employee shall mean a person employed for forty five (45) hours per week, who is required to work forty two and one half (42.5) hours per week, eight and one half (8.5) hours, five (5) days a week, Monday through Friday) and (ii) the number of square feet at the premises allocated to ETM s operations.

     One year from the date hereof, and every year thereafter, the service fee shall be increased by the percentage increase, if any, in the Producer Price Index for July of the preceding year, provided, however, the increase to the Shelter Service Fee based on the Producer Price Index shall not exceed six percent (6%) per year. The Producer Price Index as used herein shall mean the index presently known as the
      Producer Price Index for Finished Goods, U.S. Average (1982-1984=100) published in the Monthly Labor Review and in the Survey of Current Business.

     ETM and NORTHPORT agree to negotiate production rates by product in standard labor hours. Further, ETM and NORTHPORT agree to employ their best efforts to reduce costs (the Reduction ) and improve quality of the Goods. To that end, ETM and NORTHPORT agree that improvements shall be measured against the standard production hours per year and agree that the first 1% of the amount of the Reduction shall be equally shared 50% by ETM and 50% by NORTHPORT.

16.  PURCHASES BY NORTHPORT.

     In addition to the service fee set forth above and the other items described in this Agreement, ETM agrees to reimburse NORTHPORT for reasonable and necessary expenses related to the purchase of shipping and packing supplies and any other supplies, materials, equipment, spare parts and other items, purchased on ETM s behalf under written purchase orders approved in writing by ETM. Any items not paid for up front, shall be reimbursed by ETM following ten (10) calendar days written notice of such costs, accompanied by detailed invoices meeting all legal requirements.

17.  FORM OF PAYMENT.

     All payments due NORTHPORT by ETM pursuant to the terms of this Agreement shall be made in United States dollars. Payments shall be made no later than ten (10) calendar days after detailed invoices from NORTHPORT, which meet all legal requirements, are received by ETM. For purposes of the above, receipt of an invoice via facsimile shall be sufficient. Any invoices sent via facsimile shall be followed by a hard copy, but the date of receipt via facsimile shall be considered the date of receipt. Late payments shall bear interest at the rate of the prime rate, as published in the Wall Street Journal, plus two points. In no event, however, shall such interest rate exceed that allowed by applicable International, Mexican, United States, or Texas law.




18.  INSURANCE OF PREMISES.

     NORTHPORT shall, at its cost, obtain and maintain in full force and effect insurance coverage issued by a United States or Mexican insurance company, which shall be acceptable to ETM and which insurance coverage shall be upon such terms and in such amount as shall be reasonably required by ETM, to protect NORTHPORT and ETM, to the extent of its respective interest, if any, as named insured, against fire, theft, third party liabilities and such other standard risks in and about the Premises, as shall be reasonably required by ETM. NORTHPORT shall provide ETM with certified copies of such insurance policies. Such policies shall contain a clause to the effect that ETM will be notified thirty (30) calendar days prior to the lapse of such policies. In the event such policies are in danger of lapsing, ETM may step in and directly pay for such insurance policies or, at ETM s sole option, declare this to be a material breach of this Agreement. NORTHPORT will immediately reimburse and be responsible for reimbursing ETM for such amounts expended.

19.  EQUIPMENT INSURANCE.

     Unless ETM chooses to provide insurance covering its Goods and Finished Products, NORTHPORT shall provide and maintain, in full force and effect, insurance with such insurer as shall be acceptable to ETM to cover ETM s Goods, and Finished Products, in an amount equal to the replacement value thereof or such other amount as ETM shall direct in writing, with such other terms as ETM shall require. The coverage shall begin when the Goods are received by NORTHPORT from ETM in Del Rio, Texas, United States of America, and shall continue until such time the Goods and Finished Products are returned to ETM by NORTHPORT in Del Rio, Texas.

     The provider of the insurance shall provide the other party with certified copies of the corresponding insurance policies. Such policies shall name each of the parties as named insured as their respective interests shall appear, and shall contain a clause to the effect that both parties will be notified thirty (30) calendar days prior to the lapse of such policies. In the event such policies are in danger of lapsing, the party not providing the insurance may step in and directly pay for such insurance policies. In such cases, the provider of the insurance, as set forth herein, will be responsible for reimbursing the other party for such amounts expended. The cost for said insurance will be reimbursed by the provider of the insurance to the other party within ten (10) calendar days notice of such accompanied by detailed invoices evidencing such costs and meeting all legal requirements.

20.  RISK OF LOSS.

     The Risk of Loss for the Goods and Finished Products shall at all times be in the hands of the party hereto who has physical control of such, in accordance with the terms hereof. Therefore, NORTHPORT will bear the risk of loss at all time while the Goods and Finished Products are in Mexico and while in NORTHPORT s control in the United States. ETM shall bear the risk of loss while the Goods and Finished Products are in its control in the United States.



21.  INDEMNITY.

     Each of NORTHPORT and SUBSIDIARY covenants and agrees to indemnify and hold ETM, its subsidiaries and affiliates and each of their respective officers, directors, shareholders, employees, harmless from and against any loss, expense, damage or injury suffered or sustained by such persons by reason of (a) the inaccuracy or breach of any representation, warranty covenant or agreement of NORTHPORT or SUBSIDIARY contained in this Agreement, or (b) any acts, omissions or alleged acts or omissions by NORTHPORT, Subsidiary and/or NORTHPORT s or SUBSIDIARY s employees or agents working for the benefit of ETM (other than acts, omissions or alleged acts or omissions of such employees or agents taken or failed to have taken at the express written direction of ETM) or otherwise arising out of NORTHPORT s or SUBSIDIARY s performance of this Agreement or NORTHPORT s or SUBSIDIARY s activities on behalf of ETM. Without limiting the generality of the foregoing, NORTHPORT covenants and agrees to indemnify and hold ETM, its subsidiaries and affiliates and each of their respective officers, directors, shareholders and employees, harmless from (i) liens, encumbrances, assessments, penalties, duties, and fines of any United States or Mexican federal, state or local agencies or offices, including any fees or other amounts due in connection with all the Mexican and foreign employees of NORTHPORT or SUBSIDIARY, with respect to any demand or suit for payment of wages, fringe benefits, or any other amounts paid or incurred except as otherwise specifically provided herein, (ii) any claims, damages, and costs (including reasonable attorney s fees) made by employees of NORTHPORT or SUBSIDIARY regarding personal injury and those made by any other individuals (except employees of ETM) who may suffer injury at the Premises or in Mexico (except for injury to the extent caused in whole or partly by ETM) (a) and (iii) claims, damages and costs (including reasonable attorney s fees) to the extent attributable to the prior, present or future existence of Hazardous Substances on, in or near the Premises.

     The indemnity provided for hereunder shall include, but not be limited to, any judgment, award, settlement, reasonable attorneys fees and similar advisors, penalties, fines, and such other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim.

     ETM covenants and agrees to indemnify and hold NORTHPORT, its subsidiaries and affiliates and each of their respective officers, directors, shareholders, employees, subsidiaries and affiliates harmless from and against any loss, expense, damage or injury suffered or sustained by such persons by reason of the inaccuracy or breach of any representation, warranty, covenant or agreement of ETM contained in this Agreement, or (b) any acts, omissions or alleged acts or omissions by ETM and/or ETM s employees or agents (other than NORTHPORT, SUBSIDIARY or any of their respective agents) or otherwise arising out of ETM s performance of this Agreement. without limiting the generality of the foregoing, ETM covenants and agrees to indemnify and hold NORTHPORT, its subsidiaries and affiliates and each of their respective officers, directors, shareholders, employees, subsidiaries and affiliates harmless from liens, encumbrances, assessments, penalties, duties, and fines of any United States or Mexican federal, state or local agencies or offices, including any fees or other amounts due in connection with all employees of ETM, with respect to any demand or suit for payment of wages, fringe benefits, or any other amounts paid or incurred except as otherwise specifically provided herein, and further covenants and agrees to indemnify and hold NORTHPORT, its officers, directors, shareholders, employees, subsidiaries and affiliates harmless from any claims, damages, and costs (including reasonable attorney s fees) made by ETM s employees regarding personal injury and those made by any other individuals (except employees of NORTHPORT) who may suffer injury at the Premises or in Mexico (except for injury to the extent caused in whole or in part by NORTHPORT).

     The indemnity provided for hereunder shall include, but not be limited to, any judgment, award, settlement, reasonable attorneys fees and similar advisors, penalties, fines, and such other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim.

22.  FREE BAILMENT AGREEMENT.

     ETM, as Bailor, will give by way of free bailment to NORTHPORT or to NORTHPORT s subsidiary Gecamex, S.A. de C.V., as Bailee, the Goods and Finished Products. The Bailment Agreement shall be executed in two versions, one in English and the other in Spanish, substantially in the form of Exhibits D1 and D2 attached hereto.

23.  USE.

     NORTHPORT warrants that the Goods, Equipment and finished Products to be provided by ETM on bailment shall be used by NORTHPORT and SUBSIDIARY solely for the performance of this Agreement.

24.  OWNERSHIP AND MAINTENANCE.

     The Goods and the Finished Products shall remain the sole property of ETM and title thereto shall at all times remain in the name of ETM. All equipment, machinery and tooling included in the Goods ( Equipment ) shall be returned to ETM, at ETM s expense, in the same condition as originally received, except for normal wear and tear, as soon as reasonably possible following written demand therefor or termination of the Agreement. The Goods, Equipment and Finished Products shall at all times be free and clear of all liens, encumbrances, security interests and claims including, without limitation, any and all claims of creditors of NORTHPORT or SUBSIDIARY and, as the case may be, of the owner of the Premises and of the creditors of such owner and of the claims of any governmental authorities or other persons or entities. NORTHPORT agrees to provide maintenance and/or repairs on the Equipment by qualified persons, if ETM so instructs. Save and except in those circumstances where ETM directs NORTHPORT in writing to proceed with the maintenance and/or repairs without meeting the following requirements, NORTHPORT shall deliver to ETM a detailed written statement outlining the maintenance and/or repairs to be performed and the cost thereof, and NORTHPORT shall only commence performing such maintenance and/or repairs once it has received ETM s written authorization. ETM shall reimburse NORTHPORT for the cost of such maintenance and/or repairs, which cost shall not exceed the amount set out in the above detailed written statement, following ten (10) calendar days written notice, accompanied by detailed invoices meeting all legal requirements. ETM agrees to supply NORTHPORT with all spare parts needed to maintain the Equipment, at ETM s sole cost and expense.

     In no event shall NORTHPORT fail to return the Equipment within thirty
     (30) calendar days written demand, except for cases in which such return is not possible because of causes not attributable to NORTHPORT.

25.  SHIPMENT AND TRANSPORTATION OF FINISHED PRODUCT.

     NORTHPORT shall ship from the Premises all Finished Products that have been approved by ETM s quality control personnel or NORTHPORT s quality control personnel at the Premises, approved by ETM in writing, to the designated location within Del Rio, Texas. All reasonable and necessary expenses and fees related to the transportation of the Finished Products, as described above, will be reimbursed by ETM to NORTHPORT, within ten (10) calendar days following written notice of such accompanied by detailed itemized receipts meeting all legal requirements.

26.  DEFECTIVE FINISHED PRODUCTS.

     NORTHPORT shall ensure that the Finished Products meet the written specifications of ETM and conform to the samples provided by ETM. In the event NORTHPORT supplies Finished Products that do not comply with ETM s written specifications and samples and such failure is attributable to NORTHPORT and not ETM, at ETM s election, ETM may either cause NORTHPORT to replace such at its sole cost and expense, as soon as reasonably possible or reject such defective Finished Product and receive an appropriate reduction in the amount of the shelter fee payable pursuant to Article 16 of this Agreement. In no event shall NORTHPORT be responsible for any defective Finished Products which were inspected and approved by ETM s quality control personnel.

27.  MEXICAN AND UNITED STATES FORMALITIES AND DUTIES.

     NORTHPORT shall provide at its cost all documentation necessary or required by the parties to export the Finished Products from Mexico and import them into the United States. ETM shall be responsible for reimbursing NORTHPORT for any United States duties assessed on the Finished Products and for any United States or Mexican broker fees, any Mexican export taxes, any additional United States government or other fees. Any reasonable and necessary expenses shall be reimbursed by ETM, following ten (10) calendar days written notice of such accompanied by detailed invoices meeting all legal requirements. NORTHPORT shall be solely responsible for handling exportation from Mexico and importation into the United States, and shall be listed on all United States import documentation as Importer of Record.

28.  TERM.

     This Agreement shall be effective for an initial term of sixty (60) months commencing on the date hereof. Notwithstanding the foregoing in this article, ETM shall have the option to buy out NORTHPORT at any time after the expiration of the forty-eighth month from the date of this Agreement provided that: (I) ETM notifies NORTHPORT in writing at least one hundred eighty (180) calendar days prior to the date when ETM wants to exercise this option; and (ii) ETM pays NORTHPORT a price based on associated lease termination cost and employee severance cost not to
     exceed U.S.    $78,000.00             .

     The term of this Agreement will automatically be extended for separate consecutive one (1) year terms, under the same terms hereof, unless ETM notifies NORTHPORT in writing at least one hundred eighty (180) calendar days prior to the expiration of the initial term or an extension term, as the case may be, of its desire to terminate this Agreement.

29.  EXIT FEES.

     Upon any termination of this Agreement, ETM shall be entitled to recover its Equipment, Goods and Finished Products. ETM shall directly remove the Goods, Equipment and Finished Products from the Premises or if instructed by ETM in writing, NORTHPORT shall remove the Goods, Equipment and Finished Products from the Premises for export or other lawful disposition and ETM shall be solely liable for any costs associated with removing the Goods Equipment and Finished Products from the Premises, including damage to the Premises, arising from such removal, as well as transportation, handling and other charges. Such charges and costs shall be reimbursed by ETM to NORTHPORT, if incurred by NORTHPORT, and provided that such charges and costs have been agreed to in writing by ETM prior to their being incurred, following ten (10) calendar days written notice of such, accompanied by detailed invoices meeting all legal requirements and evidence of any such costs or damages.

30.  EARLY TERMINATION.

     ETM may immediately terminate this Agreement without any responsibility or liability of any kind, (I) if NORTHPORT files a petition for bankruptcy or is placed in receivership, (ii) if the Premises are closed for operation for more than sixty (60) working dates for any reason,
     (iii) if the Premises are closed for operation for more than one hundred twenty (120) working days because of acts of God or force majeure (in cases of acts of God or force majeure, which result in the Premises being closed for operation, within thirty (30) working days of such occurrence, NORTHPORT will notify ETM as to whether or not it plans to re-open the Premises for operation within such one hundred twenty (120) working day period. If NORTHPORT is unable or decides not to re-open the Premises within one hundred twenty (120) working days, ETM may immediately terminate this Agreement). Failure by NORTHPORT to provide the above mentioned notification within thirty (30) calendar days shall constitute a material breach of this Agreement by NORTHPORT, and (iv) if NORTHPORT or SUBSIDIARY commits a material breach of this Agreement or if any of the representations and warranties of NORTHPORT or SUBSIDIARY were inaccurate when made or become inaccurate during the term of this Agreement or during any renewal hereof (v) if a dispute or disagreement pursuant to Article 14 will result in ETM s Goods, Equipment or Finished Products being subject to seizure or liens, mortgages, attachments or encumbrances of any nature or which will in any way delay or interfere with the manufacture and assembly of the Finished Products, and (vi) if the quality or quantity of the Finished Products produced is not acceptable to ETM in its sole reasonable discretion. In those circumstances where NORTHPORT commits a material breach and ETM terminates this Agreement, ETM s termination of this Agreement shall in no way prejudice its right to pursue any other legal or equitable relief.

     NORTHPORT may immediately terminate this Agreement without any responsibility to ETM, (i) if ETM files a petition for bankruptcy or is placed in receivership, or (ii) if ETM commits a material breach of this Agreement. In those circumstances where NORTHPORT terminates this Agreement, NORTHPORT s termination of this Agreement shall in no way prejudice its right to pursue any other legal or equitable relief.

     In the event this Agreement is terminated for any cause attributable to ETM, ETM warrants and agrees that it will pay NORTHPORT in full and complete satisfaction of any and all claims of NORTHPORT or SUBSIDIARY related to such termination, a compensatory fee based on associated lease termination cost, employees severance cost and payment of all outstanding invoices.

31.  RELATIONSHIP BETWEEN THE PARTIES.

     NORTHPORT and SUBSIDIARY shall act at all times as independent contractors and not as a partners, joint venturers, subsidiaries, affiliates, agents or employees of ETM or any of its affiliates.

32.  CHANGE IN OWNERSHIP.

     In the event the ownership of ETM, NORTHPORT or SUBSIDIARY changes, the other party shall receive written notice of such change in ownership structure within ten (10) calendar days of such. Furthermore, if the affected party determines that such change in ownership structure may jeopardize fulfillment of the terms of this Agreement, said party may consider such change in ownership structure a material breach as described in Article 30 hereof. Notwithstanding anything contained in this Article 32 to the contrary, a change in the ownership structure of ETM, NORTHPORT or SUBSIDIARY shall only give rise to NORTHPORT s or SUBSIDIARY s or ETM s right to consider such a change a material breach, if such change in ownership results in a change in ownership of more than 30% of the issued and outstanding voting securities of ETM or NORTHPORT or SUBSIDIARY.

     NORTHPORT represents and warrants to ETM that the person who execute this Agreement on behalf of NORTHPORT and SUBSIDIARY have sufficient authority and such authority has not been restricted, limited or revoked as evidenced in the certificates issued by the respective Secretaries of such corporations attached as Exhibits E1


     ETM represents and warrants to NORTHPORT that the person who execute this Agreement on behalf of ETM have sufficient authority and such authority has not been restricted, limited or revoked as evidenced in the certificate issued by the Secretary of ETM attached hereto as Exhibit F.

33.  CONFIDENTIALITY.

     Confidential information shall mean all information disclosed by ETM or its agents, employees or representatives to NORTHPORT or SUBSIDIARY, including but not limited to, ETM s products in production or in development, manufacturing processes, customers, procedures, suppliers and any other information in connection with ETM s business. Without limiting the foregoing, confidential information includes, but is not limited to: that information embodied in disclosures made by ETM or its agents, employees or representatives, that which is embodied in ETM s items delivered to NORTHPORT or SUBSIDIARY pursuant to Article 23, that information which is embodied in ETM s samples and documentation wheresoever created or by ETM in conjunction with the production of ETM s Finished Products.

     Without limiting the foregoing, information disclosed to NORTHPORT or SUBSIDIARY, whether orally, visually, in writing or by way of any other process and all products, drawings, documents, specifications and samples supplied by ETM or its agents, employees or representatives is considered Confidential, whether labeled as such or not.

     NORTHPORT and SUBSIDIARY acknowledges that failure to keep the above-noted confidential information confidential will be highly prejudicial to ETM, and NORTHPORT and SUBSIDIARY shall therefore take all precautions to keep in confidence and prevent the unauthorized disclosing of any such confidential information and without limiting the foregoing, NORTHPORT and SUBSIDIARY shall hold all confidential information as defined herein in trust and confidence of ETM and, NORTHPORT and SUBSIDIARY shall not disclose to any person or entity or use such confidential information for any purpose other than for the purposes contemplated under this Agreement. The obligation set out in this Article 34 to keep the confidential information confidential shall remain in effect during the initial term of this Agreement and any renewal hereof and shall continue for a period of ten (10) years following the date of termination of this Agreement.

     All confidential information as defined herein is and shall remain the property of ETM. NORTHPORT and SUBSIDIARY shall not disclose confidential information defined herein to third parties without written consent by ETM. NORTHPORT and SUBSIDIARY may not remove from its proper location and/or duplicate confidential information as defined herein without written consent by ETM.

     The breach of this Article by NORTHPORT or SUBSIDIARY, during the term of this Agreement or any renewal hereof, constitutes a material breach. The exercise by ETM of its right to terminate this Agreement shall in no way prejudice ETM s right to pursue any other legal or equitable remedies.

     Notwithstanding the aforesaid, the term confidential information shall not apply to any information which might otherwise be so deemed but which:

     a. is or becomes part of the public domain before, on or after the date of this Agreement (other than as a result of the breach of this Agreement by any of the parties hereto);

     b. is properly ordered to be disclosed or released by any court of competent jurisdiction or other administrative, judicial or quasi-judicial tribunal; or

     c. has been independently acquired from a party not subject to a confidentiality agreement with the party who allegedly violates its confidentiality obligation or developed by such party without violating its respective obligations under this Agreement and without the use of confidential information which can be substantiated by said party.

     Neither NORTHPORT nor SUBSIDIARY will conduct any tours of the Premises without the prior written consent of ETM nor permit any person not specifically authorized in writing by ETM to attend at any time on the Premises. Notwithstanding the foregoing, ETM understands that the owner of the Premises and properly authorized governmental authorities may from time to time be provided access to the Premises, with the consent of ETM.

34.  MARKINGS.
     ETM agrees to promptly inform NORTHPORT of changes in applicable laws related to labeling, or marking of which it becomes aware. NORTHPORT and SUBSIDIARY agree to promptly inform ETM of changes in applicable laws related to labeling, or marking of which it becomes aware.

35.  NOTICES.

     All notices, demands, invoices and requests required under this Agreement shall be in writing, and shall be properly given if (I) served personally, (ii) send via overnight courier or (iii) send via facsimile, addressed to the respective party as the case may be, at the respective address set out in this Agreement or such other address as any party may in writing advise. Notwithstanding the foregoing, any notices sent via facsimile shall be followed by notice sent as set forth above but shall be effective as of the date sent via facsimile. Until the parties shall designate another address, their addresses shall be as follows:


          to ETM, INC.             ETM, Inc.
                                   ETM S.A. de C.V.
                                   Seemenbachstrasse 26a
                                   63688 Gedern
                                   Germany
                                   Telephone 011 49 6045 951240
                                   Fasimile    011 49 6045 4971

                                   Attention: Mr.Manfred Boguslawski

To NORTHPORT or SUBSIDIARY:   NORTHPORT INDUSTRIES, INC.
                              P.O. Box 1428
                              Spur 239 & Alderete Rd.
                              Del Rio, Texas 78840
                              Telephone: (830) 775-0734
                              Facsimile:  (830) 775-9575
                              Attention: Mr. Robert Michelini

36.  ASSIGNMENT.

     This Agreement shall not be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns. Any attempted assignment or other transfer contrary hereto shall be void.

37.  CONFLICT OF TERMS.

     Except for amendments to this agreement complying with Article 39 hereof, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions contained in any other document issued by ETM or NORTHPORT or SUBSIDIARY, the terms and conditions of this Agreement shall prevail.

38.  ENTIRE AGREEMENT.

     This Agreement, together with the Exhibits attached hereto, constitute the entire understanding of the parties on the subject matter hereof, supersedes all prior writings and understandings, and may not be modified or amended except by a writing duly executed by authorized representatives of the parties. No modification of the terms and conditions hereof shall be effected by the acknowledgment or acceptance of documents containing additional or different terms and conditions.

39.  WAIVER MUST BE IN WRITING.

     No waiver of any of the provisions hereof shall be effective unless in writing and signed by both parties and no waiver made shall bind either party to a waiver of any succeeding breach of the same or any other provisions hereof.

40.  HEADINGS.

     The Article headings used in this Agreement have been inserted for convenience of reference only and do not affect the meaning or interpretation of this Agreement.

41.  SEVERABILITY.

     The eventual invalidity of any clause of this Agreement shall not affect the validity of the remaining provisions hereof which shall be construed when possible in such a way that the purpose of this Agreement, as intended by the parties, can be achieved in a lawful manner.

42.  COUNTERPARTS.

     This Agreement may be executed in any number of written counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

43.  APPLICABLE LAW AND JURISDICTION.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

44.  CONTROL BY ETM.

     Notwithstanding anything contained in this Agreement to the contrary, all matters relating directly or indirectly to the Finished Products and the Goods, including without limitation, the manufacturing and assembling, packaging, shipping, transporting and insuring of the Finished Goods and the use of the Equipment shall be subject to the absolute control of ETM. In all circumstances, to the extent possible, and as long as such do not conflict with the terms of this Agreement, all reasonable and legal directions and instructions issued by ETM shall be immediately implemented and followed by NORTHPORT. Any and all duly authorized representatives of ETM shall at all times have unrestricted access to the Premises and the right to inspect and evaluate all aspects of the manufacture and assembly of the Finished Products.



Northport Industries, Inc.                        ETM.


By:                                     By:
     Robert L. Michelini                   Manfred Boguslawski
Its: President                          Its: President

Date:                                        Date: